Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

ROYALTY AGREEMENT

This ROYALTY AGREEMENT, dated as of March 12, 2014 (as amended, supplemented or otherwise modified from time to time, this “Royalty Agreement”), is made by and between ROYALTY OPPORTUNITIES S.À R.L, a Luxembourg société à responsabilité limitée (together with its Affiliates, successors, transferees and assignees, “ROS”), and Unilife Medical Solutions, Inc., a Delaware corporation (“Unilife”). ROS and Unilife are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H :

WHEREAS, ROS Acquisition Offshore LP, a Cayman Islands exempted limited partnership (the “Lender”), and Unilife have entered into that certain Credit Agreement, dated as of the date hereof (as subsequently amended or otherwise modified, the “Credit Agreement”); and

WHEREAS, the execution and delivery of this Royalty Agreement is a condition precedent to the making of the Loans pursuant to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loans pursuant to the Credit Agreement, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Royalty Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Accountant” has the meaning set forth in Section 2.4.

“Applicable Amount” has the meaning set forth in the definition of “Purchase Price”.

“Applicable Period” has the meaning set forth in the definition of “Purchase Price”.

“Buy-Out Notice” has the meaning set forth in Section 2.6.

“Buy-Out Option” has the meaning set forth in Section 2.6.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

“Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Royalty Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto, and shall include the existence and terms of this Royalty Agreement.

“Contract” means any contract, license, indenture, instrument or agreement.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Default Rate” means the rate of interest applicable to Loans under Section 3.4 of the Credit Agreement.

“Disclosing Party” means the Party disclosing Confidential Information.

“Intellectual Property” means Intellectual Property (as defined in the Credit Agreement) that is owned by or licensed to Holdings, the Borrower or any Subsidiary.

“Judgment” means any judgment, injunction, order or decree.

“Law” means any law, statute, rule, regulation or ordinance of any Governmental Authority that may be in effect from time to time.

“Lender” has the meaning set forth in the recitals hereto.

“Net Sales” means [***].

“Party” and “Parties” have the meanings set forth in the preamble hereto.

“Payments” means the Royalty Payments, the payment of the Purchase Price and any other payments to be made by Unilife to ROS hereunder.

“Purchase Price” means, with respect to either (x) Unilife’s election to exercise its Buy-Out Option at any time, or (y) ROS’s election to exercise its Put Option upon the occurrence of a Royalty Event of Default, an amount, payable by Unilife to ROS in U.S. Dollars to an account designated in writing by ROS, equal to the difference between (i) the applicable amount set forth in the table below (the “Applicable Amount”) opposite the applicable period set forth in the table below (the “Applicable Period”), during which such Buy-Out Option or Put Option, as the case may be, was exercised (or deemed to be exercised), less (ii) the Recovered Amount. The Purchase Price shall not be less than zero.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

Applicable Period	Applicable Amount
On or before the 1st anniversary of the Closing Date		$6,500,000
After the 1st anniversary of the Closing Date and on or before the 2nd anniversary of the Closing Date	$	[***]
After the 2nd anniversary of the Closing Date and on or before the 3rd anniversary of the Closing Date	$	[***]
After the 3rd anniversary of the Closing Date and on or before the 4th anniversary of the Closing Date	$	[***]
Any time after the 4th anniversary of the Closing Date		$21,000,000

“Purchase Price Notice” has meaning set forth in Section 2.6.

“Put Notice” has the meaning set forth in Section 5.2.

“Put Option” has the meaning set forth in Section 5.2.

“Receiving Party” means the Party receiving Confidential Information.

“Recipients” has the meaning set forth in Section 7.1.

“Recovered Amount” means, as of the time the Purchase Price is paid pursuant to Section 2.6 or Section 5.2, the aggregate amount of all Royalty Payments received by ROS from Unilife pursuant to Section 2.1.

“Related Agreement” means any existing or future Contract entered into before or during the Royalty Term by Unilife or any of its Affiliates relating, directly or indirectly, to any Product or any Intellectual Property.

“Related Party” means any Person (other than Unilife or any of its Affiliates) party to any Related Agreement.

“ROS” has the meaning set forth in the preamble hereto.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

“Royalty Agreement” has the meaning set forth in the preamble hereto.

“Royalty Event of Default” has the meaning set forth in Section 5.1.

“Royalty Payment” has the meaning set forth in Section 2.1(b).

“Royalty Report” has the meaning set forth in Section 2.1(c).

“Royalty Term” means the period commencing on the Closing Date and ending on the earlier of (i) the tenth anniversary of the Closing Date and (ii) the date of payment of the Purchase Price pursuant to the exercise of the Put Option by ROS or the exercise of the Buy-Out Option by Unilife, as the case may be.

“Sublicense Agreement” has the meaning set forth in Section 2.5(a).

“Sublicensee” means any Person (other than Unilife or any of its Affiliates) party to any Sublicense Agreement.

“Term” has the meaning set forth in Section 6.1.

“Third Party” means any Person other than Unilife or any of its Affiliates.

“Unilife” has the meaning set forth in the preamble hereto.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Royalty Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement. In the event that the Credit Agreement terminates (in accordance with its terms or otherwise) prior to the expiration of the Term, terms used herein and defined in the Credit Agreement (as in effect immediately prior to such termination) shall continue to be used herein without regard to such earlier termination of the Credit Agreement (as if such agreement remained in full force and effect).

ARTICLE II.

ROYALTY PROVISIONS

SECTION 2.1 Royalty Payments.

(a) Unilife shall pay to ROS, in respect of each Fiscal Year (or portion of a Fiscal Year, in the case of the first Fiscal Year and last Fiscal Year of the Royalty Term) during the Royalty Term, a royalty amount equal to the sum of (i) 2.75% of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) up to $50,000,000 of such Net Sales, plus (ii) 1.00% of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) in excess of $50,000,000 and up to and including $100,000,000, plus (iii) 0.25% of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) in excess of $100,000,000.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

(b) Amounts payable pursuant to Section 2.1(a) shall be calculated quarterly as of the last day of each Fiscal Quarter during the Royalty Term, and shall be payable by Unilife to ROS within 30 days after the end of each such Fiscal Quarter (each such payment, a “Royalty Payment”); provided that the Royalty Payments for the Fiscal Quarters ending between the Closing Date and the first anniversary of the Closing Date shall be due and payable on the first anniversary of the Closing Date. The Royalty Payment relating to the first Fiscal Quarter of the Royalty Term shall be determined based on Net Sales from the Closing Date, and the last Royalty Payment (other than in the case of the Royalty Term ending on the date of payment of the Purchase Price pursuant to the exercise of the Put Option by ROS or the exercise of the Buy-Out Option by Unilife) shall be determined based on the Net Sales through the tenth anniversary of the Closing Date. Royalty Payments shall first be determined in the currency of the country in which the corresponding Net Sales occurred and then converted to its equivalent in U.S. Dollars. The rates of exchange for such payments shall be the average rate for U.S. Dollars, as quoted by JPMorgan Chase in New York City, at the close of business on the last day of the Fiscal Quarter in which such Net Sales occurred.

(c) Together with each Royalty Payment Unilife shall deliver a written report to ROS showing with respect to each Product (on a product-by-product and partner-by-partner basis) (i) Net Sales for such Product from such partner for the applicable Fiscal Quarter, and (ii) the calculation (in reasonable detail) of the Royalty Payment owed (including any applicable exchange rates used) and paid for such Fiscal Quarter (each, a “Royalty Report”). Each delivery of a Royalty Report hereunder shall also be deemed to constitute a representation and warranty by Unilife that such Royalty Report is true, correct and complete in all respects.

SECTION 2.2 General Provisions as to Payments. All amounts payable to ROS under this Royalty Agreement (including the Payments) shall be (i) made without set-off or counterclaim of any kind or nature whatsoever, (ii) made in U.S. Dollars and in immediately available funds and (iii) remitted by wire transfer to such bank account as shall have been designated by ROS in writing from time to time. Any Payments or other amounts due to ROS under this Royalty Agreement that are not made on or before the applicable due date shall bear interest, payable on demand (and compounded monthly), for each day from (and including) the applicable due date to (but excluding) the date of the payment thereof, at a rate per annum equal to the Default Rate.

SECTION 2.3 Taxes. The Parties hereby covenant and agree that, with respect to any Taxes payable on any Payments payable to ROS under this Royalty Agreement, Section 4.3 of the Credit Agreement shall apply and is hereby incorporated herein by reference as if set forth herein in its entirety; provided that references in such Section 4.3 to the “Borrower” shall be deemed to mean Unilife, references to the “Lender” shall be deemed to mean ROS, and references to the Credit Agreement shall be deemed to mean this Royalty Agreement.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 2.4 Records and Audit. Unilife shall keep and maintain at its chief executive office in the United States complete and accurate records (on a seller-by-seller, product-by-product, partner-by-partner basis) of all sales and Net Sales to arrive at Net Sales for five years after the period to which such records relate. ROS shall have the right once per Fiscal Year during the Royalty Term and for a period of one year thereafter, at ROS’s expense (except as set forth below), to investigate and audit such records, upon reasonable notice, during regular business hours (and may, if it so chooses, retain an independent accountant (an “Accountant”) to conduct such investigation and audit). Before Unilife gives an Accountant access to its books and records, such Accountant must enter into a written confidentiality agreement with Unilife that is reasonably acceptable to ROS and Unilife. Unilife shall, and shall cause its Affiliates to, cooperate fully and completely with such investigation and audit (and the Persons conducting such investigation and audit), and all results of any investigation and audit under this Section 2.4 (and any associated underlying data and information) shall be made available to both Unilife and ROS. If either (i) ROS and Unilife agree that there is an underpayment, or (ii) such investigation and audit by an Accountant reveals an underpayment, Unilife shall remit such underpayment to ROS no later than 30 days after the completion of such investigation and audit. If the underpayment with respect to any Fiscal Year that is included as a part of such investigation and audit is equal to or greater than five percent (5%) of the amount that was otherwise due under the terms and conditions of this Royalty Agreement with respect to such Fiscal Year, Unilife shall pay the reasonable and documented fees and expenses incurred by ROS in connection with such investigation and audit. If the audit reveals an overpayment, ROS shall remit such overpayment to Unilife no later than 30 days after the completion of such investigation and audit.

SECTION 2.5 Related Agreements; Sublicense Agreements; Access to Records.

(a) Unilife shall, and shall cause its Affiliates to, provide ROS, upon request, with true, correct and complete copies of (i) each Related Agreement (including all amendments and supplements thereto) and (ii) each Contract (including all amendments and supplements thereto) (1) relating, directly or indirectly, to any Product or any Intellectual Property or (2) that involves rights relating to any Product or any Intellectual Property that were originally obtained, directly or indirectly, from Unilife (or any Affiliate of Unilife) (a “Sublicense Agreement”).

(b) Unilife shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause each Related Party and Sublicensee to, (i) furnish ROS with any Related Agreement or Sublicense Agreement required to be furnished pursuant to Section 2.5(a), (ii) keep and maintain at its respective chief executive office complete and accurate records (on a seller-by-seller, product-by-product and partner-by-partner basis) of all sales and Net Sales to arrive at Net Sales effected by such Person for five years after the period to which such records relate, and (iii) provide ROS with access to such records to verify and audit the Net Sales attributable to Unilife or such Affiliate, Related Party or Sublicensee in accordance with the audit and inspection process described in Section 2.4.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 2.6 Buy-Out Option. At any time after the Closing Date, Unilife shall have the right, exercisable in its sole discretion (the “Buy-Out Option”), to purchase from ROS all (but not less than all) of its rights to the remaining Royalty Payments that will become due pursuant to Section 2.1. The amount payable by Unilife to ROS in respect of the Buy-Out Option shall be the Purchase Price. If Unilife elects to exercise its Buy-Out Option, it shall so notify ROS in writing (the “Buy-Out Notice”). Delivery of a Buy-Out Notice (and exercise of the Buy-Out Option) shall be irrevocable. Upon receipt of a Buy-Out Notice, ROS shall promptly (and, in any event, within three Business Days) advise Unilife in writing of the Purchase Price (the “Purchase Price Notice”), which Purchase Price shall be conclusive absent manifest error. Unilife shall, on the third Business Day following its receipt of the Purchase Price Notice, purchase from ROS, by payment of the Purchase Price, all (but not less than all) of its rights to the remaining Royalty Payments that will become due pursuant to Section 2.1. The payment of the Purchase Price shall be made by wire transfer of immediately available funds to an account designated by ROS.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Unilife hereby represents and warrants to ROS as of the Closing Date as follows:

SECTION 3.1 Credit Agreement Representations and Warranties. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects, each such representation and warranty set forth in such Article and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Royalty Agreement by this reference as though specifically set forth in this Article.

SECTION 3.2 Enforceability. Unilife has the power and authority and the legal right to enter into this Royalty Agreement and perform its obligations hereunder and has taken all necessary action on its part required to authorize the execution and delivery of this Royalty Agreement and the performance of its obligations hereunder. This Royalty Agreement has been duly executed and delivered on behalf of Unilife, constitutes a legal, valid and binding obligation of Unilife and is enforceable against Unilife in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity).

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 3.3 Compliance with Laws and Related Agreements. None of Holdings, Unilife or any of the Subsidiaries is in violation of, or under investigation with respect to, and none of Holdings, Unilife or any of the Subsidiaries has been threatened to be charged with the violation, or been given notice of any violation, of any Law or Judgment applicable to such Person. None of Holdings, Unilife or any of the Subsidiaries has breached or defaulted under any provision of any Related Agreement in any material respect, and, to the knowledge of Unilife, no Related Party has breached or defaulted under any provision of any Related Agreement in any material respect. To the knowledge of Unilife, no event has occurred that, upon notice or passage of time or both, could reasonably be expected to give rise to any breach or termination of or default under any Related Agreement by any party thereto.

ARTICLE IV.

COVENANTS

Unilife covenants and agrees with ROS that throughout the Term Unilife will, and Unilife will cause Holdings and each of the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 4.1 Credit Agreement Covenants. Unilife covenants and agrees that, throughout the Term, Holdings, Unilife and the Subsidiaries will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Articles VII and VIII of the Credit Agreement as they may relate to or otherwise affect the execution, delivery or performance of this Royalty Agreement by Unilife, each such agreement, covenant and obligation contained in such Articles of the Credit Agreement, and all other terms of the Credit Agreement to which reference is made in such Articles, together with all related definitions and ancillary provisions, being hereby incorporated into this Royalty Agreement by reference as though specifically set forth herein. In the event that the Credit Agreement terminates (in accordance with its terms or otherwise) prior to the expiration of the Term, such agreements, covenants and obligations so incorporated by reference herein shall continue to be in full force and effect in this Royalty Agreement, without regard to such earlier termination of the Credit Agreement (as if such agreement remained in full force and effect).

SECTION 4.2 Maintenance of Existence; Licenses; Compliance with Laws and Related Agreements. Holdings, Unilife and each of the Subsidiaries shall (i) preserve and keep in full force and effect its existence, (ii) preserve and maintain all rights, privileges, Permits and franchises necessary or desirable in the normal conduct of its business, (iii) comply in all material respects with all Laws and Judgments applicable to it, and (iv) not breach any Related Agreement to which such Person is a party in any respect material to the interests of ROS hereunder.

SECTION 4.3 Maintenance of Patents. Holdings, Unilife and each of the Subsidiaries shall make commercially reasonable efforts to prosecute and maintain, at its own expense, each Patent included in the Intellectual Property, unless the failure to prosecute and maintain such Patent could not reasonably be expected to adversely affect the value of the Royalty Payments.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 4.4 Enforcement of Intellectual Property

(a) Unilife shall promptly inform ROS of any suspected infringement by a Third Party of any Intellectual Property that could reasonably be expected to adversely affect in any material respect the value of the Royalty Payments. Unilife shall provide to ROS a copy of any written notice of any such suspected infringement of Intellectual Property delivered or received by Unilife or any of its Affiliates as soon as practicable and in any event not less than 10 Business Days following such delivery or receipt. Promptly following any notice of such suspected infringement, Unilife and ROS shall consult with each other with a view to determining the appropriate course of action to take with respect to such suspected infringement.

(b) Following such consultation described in clause (a) above, Holdings, Unilife and the Subsidiaries shall have the sole right (but not the obligation) to initiate, at its sole expense, an enforcement of the Intellectual Property against such Third Party infringer. If Holdings, Unilife and the Subsidiaries elect to enforce the Intellectual Property against such Third Party infringer, Unilife shall so notify ROS and keep ROS promptly informed of the status of, and all material developments in, such enforcement. All sums received (including awards, damages and settlement payments) as a result of any enforcement of the Intellectual Property by Holdings, Unilife and the Subsidiaries under this Section 4.4(b), after deduction of all reasonable costs and expenses (including attorneys’ fees and expenses) incurred by Holdings, Unilife and the Subsidiaries in connection with such enforcement, shall be treated as Net Sales.

SECTION 4.5 Challenges to Intellectual Property.

(a) Unilife shall promptly inform ROS of any challenge or notice of any potential challenge to the Intellectual Property that could reasonably be expected to adversely affect in any material respect the value of the Royalty Payments. Unilife shall provide to ROS a copy of any written notice of any such challenge to the Intellectual Property received by Unilife or any of its Affiliates as soon as practicable and in any event not less than 10 Business Days following such receipt. Promptly following any notice of such challenge to the Intellectual Property, Unilife and ROS shall consult with each other with a view to determining the appropriate course of action to take with respect to such challenge.

(b) Following such consultation described in clause (a) above, Holdings, Unilife and the Subsidiaries shall have the sole right (but not the obligation) to initiate, at its sole expense, a defense against such challenge to the Intellectual Property. If Holdings, Unilife and the Subsidiaries elect to bring such a defense, Unilife shall so notify ROS and keep ROS promptly informed of the status of, and all material developments in, such defense. All sums received (including awards, damages and settlement payments), if any, as a result of any such defense by Holdings, Unilife and the Subsidiaries under this Section 4.5(b), after deduction of all reasonable costs and expenses (including attorneys’ fees and expenses) incurred by Holdings, Unilife and the Subsidiaries in connection with such defense, shall be treated as Net Sales.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 4.6 Performance of Related Agreements. Unilife shall not, and shall not permit any of its Affiliates to, (i) breach any Related Agreement in any respect material to the interests of ROS or (ii) fail to use all its reasonable efforts to cure any such breach by Unilife or any of its Affiliates of any Related Agreement.

SECTION 4.7 Related Agreements and Sublicense Agreements.

(a) Promptly, and in any event within 10 Business Days, following Unilife becoming aware of, or coming to believe in good faith that there has been, a breach of (i) any Related Agreement by a Related Party or (ii) any Sublicense Agreement by a Third Party, in each case that could reasonably be expected to adversely affect in any material respect the value of the Royalty Payments, Unilife shall provide notice of such breach to ROS. In addition, Unilife shall provide to ROS a copy of any written notice of any such breach or alleged breach of any Related Agreement or any Sublicense Agreement delivered or received by Unilife or any of its Affiliates as soon as practicable and in any event not less than five days following such delivery or receipt.

(b) Unilife and ROS shall consult with each other regarding any breach referred to in Section 4.7(a) and as to the timing, manner and conduct of any enforcement relating thereto. Unilife may (i)(x) enforce compliance (at the sole expense of Unilife) by the applicable Related Party with the relevant provisions of the Related Agreement or (y) use commercially reasonable efforts to enforce compliance (at the sole expense of Unilife) by the applicable Third Party with the relevant provisions of the Sublicense Agreement and (ii) exercise such rights and remedies relating to such breach as shall be available to Unilife or its Affiliates, whether under such Related Agreement, such Sublicense Agreement or by operation of Law. Unilife shall keep ROS promptly informed of the status of, and all material developments in, such enforcement. All sums received (including awards, damages and settlement payments) as a result of any such enforcement, after deduction of all reasonable costs and expenses (including attorneys’ fees and expenses) incurred by Unilife in connection with such enforcement, shall be treated as Net Sales.

SECTION 4.8 No Impairments; Diligence. Unilife shall not, shall cause each of its Affiliates not to, and shall use commercially reasonable efforts to cause any Related Parties and Sublicensees not to, enter into any Contract or arrangement, or take any other action (including amendments, modifications, supplements, waivers, assignments or terminations of Contracts (or provisions thereof)), that is primarily designed to, directly or indirectly, adversely affect the value of the Royalty Payments in any material respect. Unilife shall, shall cause each of its Affiliates to, and shall use commercially reasonable efforts to cause any Related Parties and Sublicensees to, use its respective commercially reasonable efforts to make (or have made), market and sell the Products.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

ARTICLE V.

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1 Events of Default. The occurrence of any of the following events shall constitute a “Royalty Event of Default” under this Royalty Agreement:

(a) Unilife shall default in the payment (i) of any Royalty Payment when due hereunder or (ii) any other payment when due hereunder, and such default shall continue for a period of five days after such amount was due.

(b) Any representation or warranty of Unilife contained or incorporated by reference herein, or in any other instrument, document, certificate, report or statement executed and delivered in connection herewith (including any Royalty Report or any representation or warranty incorporated by reference herein), shall at any time prove to have been incorrect in any material respect when made.

(c) Any Event of Default (as defined under the Credit Agreement) shall have occurred under Article IX of the Credit Agreement.

SECTION 5.2 Put Option. Upon the occurrence of, and during the continuation of, any Royalty Event of Default, in addition to any other rights and remedies available to ROS under this Royalty Agreement, any other Loan Document or otherwise, ROS shall have the right (at its option) to require Unilife to purchase from ROS all of its rights to the remaining Royalty Payments that will become due pursuant to Section 2.1 (the “Put Option”). The amount payable by Unilife to ROS in respect of the Put Option shall be the Purchase Price. If ROS elects to exercise its Put Option, it shall so notify Unilife in writing (the “Put Notice”), which Put Notice shall set forth a calculation of the Purchase Price in reasonable detail. Unilife shall, on the fifth Business Day following its receipt of such Put Notice, pay the Purchase Price to ROS. The payment of the Purchase Price pursuant to this Section 5.2 shall be made by wire transfer of immediately available funds to an account designated by ROS.

SECTION 5.3 Other Rights and Remedies.

(a) ROS shall have the right to enforce the provisions of this Royalty Agreement or any other Loan Document by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and ROS may recover its costs and expenses caused by any breach by Unilife of the provisions of this Royalty Agreement or as a result of, or in connection with, the occurrence of any Royalty Event of Default, including court costs, attorneys’ fees and other costs and expenses incurred in the enforcement of the obligations of Unilife, or any rights of ROS, under this Royalty Agreement.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

(b) ROS shall have the right to exercise all rights and remedies under this Royalty Agreement or any other Loan Document and all other rights and remedies which ROS may have under applicable Law or otherwise.

ARTICLE VI.

TERM

SECTION 6.1 Term. The term of this Royalty Agreement (the “Term”) shall commence on the Closing Date and shall expire on the first anniversary of the last day of the Royalty Term.

SECTION 6.2 Survival. The expiration of this Royalty Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such expiration or termination, and the provisions of Article VII and Sections 6.2, 8.3, 8.4, 8.5, 8.8, 8.9, 8.11 and 8.12 shall survive the expiration of this Royalty Agreement.

ARTICLE VII.

CONFIDENTIALITY

SECTION 7.1 Confidential Information. Subject to the provisions of Section 7.2, at all times during the Term and for two years thereafter, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants’ who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) ROS may disclose this Royalty Agreement and the terms and conditions hereof and any information related hereto, including the Royalty Reports, to (i) its Affiliates, (ii) potential and actual assignees of any of ROS’s rights hereunder (including the right to receive any Payments hereunder) and (iii) potential and actual investors in, or lenders to, ROS (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) Unilife may disclose this Royalty Agreement and the terms and conditions hereof and information related hereto to the extent that this Agreement, such terms, condition or information, as applicable, are publicly available on the U.S. Securities and Exchange Commission EDGAR website, to potential or actual permitted acquirers or assignees, collaborators and other (sub)licensees, permitted subcontractors, investment bankers, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 7.2 Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Royalty Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Royalty Agreement);

(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party.

SECTION 7.3 Remedies. Each Party agrees that the unauthorized disclosure of any information by the Receiving Party in violation of this Royalty Agreement will cause severe and irreparable damage to the Disclosing Party. In the event of any violation of this Article VII, the Receiving Party agrees that the Disclosing Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, without the necessity of proving irreparable harm or monetary damages, as well as any other relief permitted by applicable Law.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 7.4 Press Releases. No Party shall, and each Party shall instruct its Affiliates not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Royalty Agreement or the subject matter hereof without the prior consent of the other Party hereto (which consent shall not be unnecessarily withheld or delayed), except as may be required by applicable Law (in which case the Party required to make the release or statement shall allow the other Party reasonable time to comment on such release or statement in advance of such issuance).

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

SECTION 8.1 Loan Document. This Royalty Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof, which are incorporated herein by reference and deemed to apply to Unilife, ROS and this Royalty Agreement, as applicable, throughout the Term (whether or not, and without regard to, any earlier termination of the Credit Agreement).

SECTION 8.2 Binding on Successors, Transferees and Assigns; Assignment. This Royalty Agreement shall remain in full force and effect until the Term has concluded and shall be binding upon the Parties hereto and their respective successors, transferees and assigns; provided that Unilife may not assign or transfer any of its rights or obligations hereunder without the prior written consent of ROS.

SECTION 8.3 Amendments, etc. No amendment to or waiver of any provision of this Royalty Agreement, nor consent to any departure by a Party from its obligations under this Royalty Agreement, shall in any event be effective unless the same shall be in writing and signed by both Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.4 Notices. All notices and other communications provided for hereunder shall be given or made as set forth in Section 10.2 of the Credit Agreement.

SECTION 8.5 No Waiver; Remedies. No failure on the part of a Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 8.6 Section Captions. Section captions used in this Royalty Agreement are for convenience of reference only and shall not affect the construction of this Royalty Agreement.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 8.7 Severability. Any provision of this Royalty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Royalty Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.8 Governing Law, Entire Agreement, etc. THIS ROYALTY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ROYALTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Royalty Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

SECTION 8.9 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ROYALTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ROS OR ANY GUARANTOR IN CONNECTION HEREWITH, SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE OPTION OF ROS, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. UNILIFE IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. UNILIFE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT UNILIFE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, UNILIFE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ROYALTY AGREEMENT.

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

SECTION 8.10 Counterparts. This Royalty Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Royalty Agreement shall become effective when counterparts hereof executed on behalf of Unilife and ROS shall have been received by ROS. Delivery of an executed counterpart of a signature page to this Royalty Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Royalty Agreement.

SECTION 8.11 Waiver of Jury Trial. UNILIFE AND ROS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ROYALTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF UNILIFE OR ROS IN CONNECTION HEREWITH. UNILIFE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ROS TO ENTER INTO THIS ROYALTY AGREEMENT, THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT.

SECTION 8.12 Relationship of the Parties. The status of a Party under this Royalty Agreement shall be that of an independent contractor. Nothing contained in this Royalty Agreement shall be construed as creating a partnership, joint venture or agency relationship between Unilife or any of its Affiliates, on the one hand, and ROS or any of its Affiliates, on the other hand. Except to the limited extent expressly provided in this Royalty Agreement, no Party hereto shall have the authority to bind, obligate or represent any other Party hereto.

[Signature Page Follows]

Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed this Royalty Agreement on the day and year first above written.

UNILIFE MEDICAL SOLUTIONS, INC.

By:	/s/ Alan Shortall
Name:	Alan Shortall
Title:	Chairman and CEO

ROYALTY OPPORTUNITIES S.À R.L
By OrbiMed Advisors LLC, its investment manager

By:	/s/ Sven Borho
Name:	Sven Borho
Title:	Managing Member

Signature Page to Royalty Agreement